EXHIBIT 99.1

S&W Announces Fiscal Year 2018 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - September 20, 2018 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the fourth quarter and fiscal year ended June 30, 2018.

Mark Wong, president and chief executive officer of S&W Seed Company, commented, "Over the past year, the management team and S&W's board have been aligned on a comprehensive strategic plan to become a more diversified middle market agricultural company. Our focus is to evolve beyond our dependence on our alfalfa seed operations and certain geographical markets which carry higher political, regulatory, and economic risks, and at the same time develop and acquire higher-value trait technologies."

"In particular, we have made significant advancements with our Calyxt partnership where we recently announced the successful transfer of our proprietary alfalfa seed and plants from the research and development facility at Calyxt to S&W for field evaluation and testing. This marked a significant milestone in the collaboration between the two companies. We have expanded our sales and marketing capabilities with the appointment of key industry veterans that create the bridge that connects our R&D to our sales teams and ultimately our customers. At the same time, we have created a joint venture with AGT Foods Africa (Pty) Ltd, and further integrated our acquired NexSteppe sorghum germplasm, that will increase our sorghum presence in key regions. This focus on commercialization efforts matches a simultaneous focus on research and development and advancement of our stevia efforts where we expanded our existing agreement with an international consumer products company to perform breeding and targeting of novel stevia traits. Overall, we are pleased with the progress made to achieve our goals."

"During fiscal year 2018, Saudi Arabian water regulations continued to impact revenue and profitability. However, alfalfa seed revenues in other regions have remained relatively flat over the past couple of years, despite difficult market environments. We have instituted a series of initiatives within our alfalfa operations to drive continued focus in key geographies, while at the same time investing in trait technologies that we believe will help grow market share in the future."

Mr. Wong concluded, "Our mantra during the year has been `Evolving Beyond.' I am pleased with our progress over the last year to better position us for success by advancing key alfalfa trait development, expanding our sorghum operations, better alignment of our sales and marketing strategies, progressing our stevia program, and increasing the value we obtain for each pound of seed sold. I look forward to continued progress in fiscal 2019."

Annual Results

For the fiscal year ended June 30, 2018, S&W reported revenue of $64.1 million, compared to revenue of $75.4 million in fiscal 2017. The decrease was largely attributable to decreased shipments to Saudi Arabia as a result of water use regulations in the country. For fiscal 2018, revenue from Saudi Arabian destinations was $1.5 million compared to $12.1 million in fiscal 2017, and $26.0 million in fiscal 2016. Revenue in the United States, S&W's largest market, was $41.7 million in fiscal 2018 compared to $41.5 million in fiscal 2017.

Gross margins during fiscal 2018 improved 160 basis points to 23.0% compared to gross margins of 21.4% in fiscal 2017. This improvement in gross margins was primarily due to product sales mix during the year where the Company had a higher concentration of sales, as a percentage of total revenue, to Pioneer; coupled with reductions of production costs of proprietary seed.

Total operating expenses in fiscal 2018 were $17.7 million compared to $18.5 million in fiscal 2017. Adjusted operating expenses (see Table A-2) during fiscal 2018 were $17.7 million, compared to $17.3 million in fiscal 2017. On an adjusted basis, SG&A decreased by $520,000, while R&D increased by $856,000 over the prior year. S&W continues to focus on operating efficiencies while maintaining an investment in developing next generation products that are intended to drive growth in revenues and gross profit margins. Included in fiscal 2018 operating expenses was a charge of $66,000 related to transactions expenses, whereas included in fiscal 2017 operating expenses was a charge of $837,000 related to employee separation costs, a $319,000 impairment charge related to the carrying value of certain stand establishment assets and a $60,000 reserve for uncollectable sub-lease income.

GAAP net loss for fiscal 2018 was $(4.7) million, or $(0.21) per basic and diluted share, compared to GAAP net loss of $(11.8) million, or $(0.67) per basic and diluted share, in fiscal 2017. In fiscal 2017, the Company recorded a valuation allowance of $9.6 million against its deferred tax assets which resulted in GAAP income tax expense of $8.2 million for the fourth quarter of fiscal 2017.

Adjusted non-GAAP net loss (see Table A-2) for fiscal 2018, excluding various items (transaction costs, change in derivative warrant liabilities, and interest expense - amortization of debt discount), was $(4.9) million, or $(0.22) per basic and diluted share. Adjusted non-GAAP net loss (see Table A-2) for fiscal 2017, excluding various items (separation charges, reserve for uncollectable sub-lease income, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investments, anticipated loss on sub-lease land, interest expense - amortization of debt discount, and valuation allowance for deferred tax assets), was $(1.8) million, or $(0.10) per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2018 was $1.3 million, compared to adjusted EBITDA of $3.5 million in fiscal 2017.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, September 20, 2018, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10124150. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2 and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses. We also exclude a portion of SG&A expense and operating expenses related to employee separation costs and a reserve for uncollectible sub-lease income. The amounts are unrelated to our core performance during any particular period. We exclude employee separation related expenses and the reserve for uncollectible sub-lease income from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies.

Impairment charges. We exclude an impairment charge of $319,000 related to the carrying value of certain stand establishment assets which were deemed impaired and uncollectible from a certain sub-leasee. This amount is a non-recurring charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our Convertible Debentures and warrants issued in December 2014 as well as our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, separation costs, reserves for uncollectible sub-lease income, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, anticipated loss on sub-lease land, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, separation costs, reserve for uncollectible sub-lease income, impairment charges, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, anticipated loss on sub-lease land, loss on equity method investment, interest expense - amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, our strategic plan to become a more diversified middle market agricultural company, the expected increase in our sorghum presence in key regions, and the advancement of our strategic plans and commercialization strategies.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that our strategic initiatives may not achieve the expected results, and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2017 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2018			June 30, 2017

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$9,891,828	-	$9,891,828	$17,886,250	-	$17,886,250

Cost of revenue	8,791,859	-	8,791,859	14,712,370	-	14,712,370

Gross profit	1,099,969	-	1,099,969	3,173,880	-	3,173,880

Operating expenses
Selling, general and administrative expenses	2,465,818	(7,846)	2,457,972	4,014,496	(837,329)	3,177,167
Research and development expenses	1,225,319	-	1,225,319	839,487	-	839,487
Depreciation and amortization	841,468	-	841,468	850,032	-	850,032
Disposal of property, plant and equipment (gain) loss	(1,204)	-	(1,204)	70,908	(60,468)	10,440

Total operating expenses	4,531,401	(7,846)	4,523,555	5,774,923	(897,797)	4,877,126

Loss from operations	(3,431,432)	7,846	(3,423,586)	(2,601,043)	897,797	(1,703,246)

Other expense
Foreign currency (gain) loss	(6,676)	-	(6,676)	5,746	-	5,746
Change in derivative warrant liabilities	-	-	-	(676,100)	676,100	-
Change in contingent consideration obligation	-	-	-	153,909	(153,909)	-
Anticipated loss on sub-lease land	-	-	-	424,600	(424,600)	-
Interest expense - amortization of debt discount	50,761	(50,761)	-	44,029	(44,029)	-
Interest expense	618,773	-	618,773	376,734	-	376,734

Loss before income taxes	(4,094,290)	58,607	(4,035,683)	(2,929,961)	844,235	(2,085,726)
Provision (benefit) for income taxes	191,858	-	191,858	8,161,120	(8,728,124)	(567,004)
Net loss	$(4,286,148)	58,607	$(4,227,541)	$(11,091,081)	9,572,359	$(1,518,722)

Net loss per common share:
Basic	$(0.18)		$(0.24)	$(0.62)		$(0.08)
Diluted	$(0.18)		$(0.24)	$(0.62)		$(0.08)

Weighted average number of common shares outstanding:
Basic	24,342,906		17,979,681	17,979,681		17,979,681
Diluted	24,342,906		17,979,681	17,979,681		17,979,681

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Year Ended			Year Ended
	June 30, 2018			June 30, 2017

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$64,085,510	-	$64,085,510	$75,373,810	-	$75,373,810

Cost of revenue	49,332,052	-	49,332,052	59,232,846	-	59,232,846

Gross profit	14,753,458	-	14,753,458	16,140,964	-	16,140,964

Operating expenses
Selling, general and administrative expenses	10,503,020	(66,160)	10,436,860	11,794,026	(837,329)	10,956,697
Research and development expenses	3,887,723	-	3,887,723	3,032,112	-	3,032,112
Depreciation and amortization	3,439,287	-	3,439,287	3,325,743	-	3,325,743
Disposal of property, plant and equipment (gain) loss	(82,980)	-	(82,980)	78,538	(60,468)	18,070
Impairment charges	-	-	-	319,001	(319,001)	-

Total operating expenses	17,747,050	(66,160)	17,680,890	18,549,420	(1,216,798)	17,332,622

Loss from operations	(2,993,592)	66,160	(2,927,432)	(2,408,456)	1,216,798	(1,191,658)

Other expense
Foreign currency (gain) loss	(12,584)	-	(12,584)	1,388	-	1,388
Change in derivative warrant liabilities	(431,300)	431,300	-	(1,517,500)	1,517,500	-
Change in contingent consideration obligation	-	-	-	231,584	(231,584)	-
Anticipated loss on sub-lease land				424,600	(424,600)	-
Loss on equity method investment	-	-	-	144,841	(144,841)	-
Interest expense - amortization of debt discount	169,045	(169,045)	-	1,176,023	(1,176,023)	-
Interest expense	1,863,288	-	1,863,288	1,324,945	-	1,324,945

Loss before income taxes	(4,582,041)	(196,095)	(4,778,136)	(4,194,337)	1,676,346	(2,517,991)
Provision (benefit) for income taxes	143,049	-	143,049	7,627,705	(8,346,088)	(718,383)
Net loss	$(4,725,090)	(196,095)	$(4,921,185)	$(11,822,042)	10,022,434	$(1,799,608)

Net loss per common share:
Basic	$(0.21)		$(0.22)	$(0.67)		$(0.10)
Diluted	$(0.21)		$(0.22)	$(0.67)		$(0.10)

Weighted average number of common shares outstanding:
Basic	22,481,491		22,481,491	17,718,057		17,718,057
Diluted	22,481,491		22,481,491	17,718,057		17,718,057

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2018	2017	2018	2017

Net loss	$(4,286,148)	$(11,091,081)	$(4,725,090)	$(11,822,042)

Non-recurring transaction costs	7,846	-	66,160	-

Separation costs	-	674,597	-	674,597

Reserve for uncollectable sub-lease income	-	223,200	-	223,200

Non-cash stock based compensation	148,285	523,912	748,516	1,409,368

Depreciation and amortization	841,468	850,032	3,439,287	3,325,743

Impairment charges	-	-	-	319,001

Foreign currency (gain) loss	(6,676)	5,746	(12,584)	1,388

Change in derivative warrant liabilities	-	(676,100)	(431,300)	(1,517,500)

Change in contingent consideration liabilities	-	153,909	-	231,584

Loss on equity method investment	-	-	-	144,841

Anticipated loss on sub-lease land	-	424,600	-	424,600

Interest expense - amortization of debt discount	50,761	44,029	169,045	1,176,023

Interest expense	618,773	376,734	1,863,288	1,324,945

Provision for income taxes	191,858	8,161,120	143,049	7,627,705

Non-GAAP Adjusted EBITDA	$(2,433,833)	$(329,302)	$1,260,371	$3,543,453

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2018	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,320,894	$745,001
Accounts receivable, net	13,861,932	23,239,325
Inventories, net	60,419,276	31,489,945
Prepaid expenses and other current assets	1,279,794	1,249,921
TOTAL CURRENT ASSETS	79,881,896	56,724,192

Property, plant and equipment, net	13,180,132	13,581,576
Intangibles, net	33,109,780	34,939,079
Goodwill	10,292,265	10,292,265
Other assets	1,303,135	1,563,176
TOTAL ASSETS	$137,767,208	$117,100,288

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,935,454	$7,157,745
Accounts payable - related parties	-	331,694
Deferred revenue	212,393	880,326
Accrued expenses and other current liabilities	3,114,799	2,733,718
Lines of credit, net	32,630,559	27,399,784
Current portion of contingent consideration obligation	-	2,500,000
Current portion of long-term debt, net	503,012	10,309,664
TOTAL CURRENT LIABILITIES	42,396,217	51,312,931

Long-term debt, net, less current portion	12,977,087	1,096,155
Derivative warrant liabilities	-	2,836,600
Other non-current liabilities	651,780	632,947

TOTAL LIABILITIES	56,025,084	55,878,633

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
24,367,906 issued and 24,342,906 outstanding at June 30, 2018;
18,004,681 issued and 17,979,681 outstanding at June 30, 2017;	24,367	18,004
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	108,803,991	83,312,518
Accumulated deficit	(21,161,376)	(16,436,286)
Accumulated other comprehensive loss	(5,790,662)	(5,538,385)
TOTAL STOCKHOLDERS' EQUITY	81,742,124	61,221,655
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$137,767,208	$117,100,288

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,725,090)	$(11,822,042)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	748,516	1,409,368
Change in allowance for doubtful accounts	78,980	449,590
Change in inventory provision	482,250	-
Depreciation and amortization	3,439,287	3,325,743
(Gain) loss on disposal of property, plant and equipment	(82,980)	78,538
Impairment charges	-	319,001
Change in deferred tax asset	-	7,269,420
Change in foreign exchange contracts	272,801	112,970
Change in derivative warrant liabilities	(431,300)	(1,517,500)
Change in contingent consideration obligation	-	231,584
Amortization of debt discount	169,045	1,176,023
Loss on equity method investment	-	144,841
Anticipated loss on sub-lease land	-	424,600
Changes in:
Accounts receivable	9,207,302	4,110,609
Inventories	(29,860,271)	(9,343,989)
Prepaid expenses and other current assets	(241,394)	(41,928)
Other non-current asset	259,683	(9,487)
Accounts payable	(1,052,624)	(7,400,553)
Accounts payable - related parties	(336,494)	(64,424)
Deferred revenue	(456,643)	369,688
Accrued expenses and other current liabilities	307,500	314,402
Other non-current liabilities	21,191	163,386
Net cash used in operating activities	(22,200,241)	(10,300,160)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,187,307)	(2,960,620)
Proceeds from disposal of property, plant and equipment	45,830	877,617
Acquisition of germplasm assets	(295,034)	-
Additions to internal use software	-	(156,185)
Net cash used in investing activities	(1,436,511)	(2,239,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	22,459,339	-
Net proceeds from exercise of common stock options	-	603,862
Taxes paid related to net share settlements of stock-based compensation awards	(115,319)	(143,527)
Borrowings and repayments on lines of credit, net	5,439,382	10,488,213
Payment of contingent consideration obligation	(2,500,000)	-
Borrowings of long-term debt	12,590,318	280,654
Debt issuance costs	(257,964)	-
Repayments of long-term debt	(10,273,560)	(304,770)
Repayments of convertible debt	-	(4,721,551)
Net cash provided by financing activities	27,342,196	6,202,881

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(129,551)	176,968

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,575,893	(6,159,499)

CASH AND CASH EQUIVALENTS, beginning of the period	745,001	6,904,500

CASH AND CASH EQUIVALENTS, end of period	$4,320,894	$745,001